UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2009

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	33-7591	58-1211925
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

2100 East Exchange Place
Tucker, Georgia		30084-5336
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On April 30, 2009, we completed the previously announced acquisition of Heard County Power, L.L.C., which owns a generating facility consisting of three combustion turbines with an aggregate capacity of approximately 500 megawatts, from a subsidiary of Dynegy Inc. for $105 million.  In conjunction with this acquisition, we will assume responsibility for an existing power purchase and sale agreement with seven of our 38 members to provide 500 megawatts of capacity through December 31, 2015.  After 2015, the output of the Heard County Power generating facility will be available to all of our subscribing members.

Item 9.01               Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not Applicable.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: April 30, 2009	By:	/s/ Thomas A. Smith
Thomas A. Smith
President and Chief Executive Officer